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                                  Exhibit 5.1

                       Shaw Pittman Potts & Trowbridge


               A Partnership Including Professional Corporations
                             2300 N Street, N.W.
                            Washington, D.C.  20037

                               October 24, 1997





Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Ladies and Gentlemen:

     We have acted as counsel to Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), in connection with the preparation of Registration Statement No. 333-33733 on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of up to $700,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     Each Series of Securities is to be issued under and pursuant to a separate pooling and servicing agreement, or a separate sale and servicing agreement, trust agreement and indenture (each, an "Agreement"), among the Bank, an independent trustee (the "Trustee") and such other parties as shall be identified in the prospectus supplement for such Series of Securities. The form of each Agreement, the form of Note and the form of Certificate have been filed with the Commission as exhibits to the Registration Statement.

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the federal stock charter and the bylaws of the Bank, (ii) certain resolutions of the Board of Directors of the Bank or a duly authorized committee thereof, (iii) the Registration Statement and each prospectus and form of prospectus supplement included therein, (iv) the form of each Agreement (including the forms of Note and Certificate attached as exhibits thereto) and (v) such other documents as we have deemed
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Chevy Chase Bank, F.S.B.
October 24, 1997
Page 2


necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinion set forth below, we have relied upon statements and representations of officers and other representatives of the Bank and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action in accordance with the provisions of the related Agreement or Agreements, (ii) such Agreement or Agreements have been duly authorized by all necessary corporate action and have been duly executed and delivered by the parties thereto and (iii) such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement against payment therefor as specified in the applicable underwriting or purchase agreement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject, as to enforcement against such issuer, to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting creditors' or obligees' rights generally or the rights of creditors or obligees of federally chartered savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, and (ii) general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2. When (i) the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action in accordance with the provisions of the related Agreement or Agreements, (ii) such Agreement or Agreements have been duly authorized by all necessary corporate action and have been duly executed and delivered by the parties thereto and
(iii) such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement against payment therefor as specified in the applicable underwriting or purchase agreement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.
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Chevy Chase Bank, F.S.B.
October 24, 1997
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     We do not express any opinion herein concerning any law other than the federal laws of the United States, the laws of the State of Maryland, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Shaw Pittman Potts & Trowbridge under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement and in each prospectus supplement relating to the Securities in which our firm is named.

                                        Very truly yours,

                                        /s/ Shaw Pittman Potts & Trowbridge